Exhibit 99.1

Applied Molecular Transport Reports Fourth Quarter and Full Year 2020 Financial Results and Provides Corporate Update

Successfully initiated four planned Phase 2 trials for oral AMT-101 with enrollment ongoing

Company on track to announce oral AMT-101 top-line data readouts from the four Phase 2 trials from its comprehensive clinical program, in multiple ulcerative colitis populations and rheumatoid arthritis, beginning in the second half of 2021

Expanded clinical pipeline with second product candidate, AMT-126, an oral IL-22 fusion biologic therapy for diseases associated with intestinal epithelial barrier defects; Initiated Phase 1a trial in healthy volunteers

SOUTH SAN FRANCISCO, Calif., March 19, 2021 -- Applied Molecular Transport Inc. (Nasdaq: AMTI) (AMT), a clinical-stage biopharmaceutical company, today provided a corporate update and reported financial results for the fourth quarter and full year ended December 31, 2020.

“We have continued to leverage our proprietary technology platform to rapidly advance our portfolio of transformational oral biologic therapeutics into clinical development,” said Tahir Mahmood, Ph.D., chief executive officer and co-founder of AMT. “Recently, we achieved another significant milestone for the company, initiating our second clinical program, oral AMT-126, in a single ascending dose Phase 1a trial in healthy volunteers. We continue to believe that our most advanced programs, AMT-101 and AMT-126, have broad potential for targeting gastrointestinal-focused, peripheral inflammation and other diseases.  Our proprietary technology platform and internal CMC capabilities enable AMT to generate differentiated novel oral biologics and this broad platform continues to generate exciting pipeline opportunities. We look forward to sharing updates on our continued progress across the business.”

Recent Business Highlights and 2020 Accomplishments

•	Initiated four Phase 2 trials for oral AMT-101:
o	LOMBARD monotherapy trial in biologic naïve and experienced patients with moderate-to-severe UC
o	MARKET combination trial of oral AMT-101 with anti-TNFα, in biologic-naïve patients with moderate-to-severe UC
o	FILLMORE monotherapy trial for treatment of pouchitis
o	CASTRO combination trial of oral AMT-101 with anti-TNFα for patients with rheumatoid arthritis
•

Expanded clinical pipeline with second program, AMT-126, a GI-selective oral fusion of IL-22 and our proprietary carrier molecule, for diseases associated with intestinal epithelial barrier defects; Initiated Phase 1a trial in healthy volunteers and expect the full Phase 1 development plan to resemble our AMT-101 approach

•	Successfully manufactured oral AMT-101 and AMT-126 clinical biologic material at AMT’s internal GMP manufacturing facility
•	Announced publication of preclinical data demonstrating potential of AMT-101 for inflammatory diseases in The Journal of Immunology
•	Strengthened the executive leadership team with key new hires, including Douglas Rich, chief technical officer, and Earl Douglas, general counsel
•	Closed an underwritten public offering, issuing 12,650,000 shares of common stock at an offering price of $14.00 per share, resulting in gross proceeds of approximately $177.1 million

Anticipated Upcoming Milestones

•	Top-line data readouts from the four oral AMT-101 Phase 2 trials beginning in 2H 2021 and into 1H 2022
•	Top-line oral AMT-126 Phase 1a/b data in healthy volunteers and patients in 2022

Financial Results for the Fourth Quarter and Full Year Ended December 31, 2020

Research and development (R&D) expenses. Total R&D expenses for the year ended December 31, 2020 were $53.9 million, compared to $24.3 million for the year ended December 31, 2019. The increase was primarily due to higher expenses associated with clinical trials, preclinical studies, materials, compensation, contract manufacturing and facilities related expenses.

General and administrative (G&A) expenses. Total G&A expenses for the year ended December 31, 2020 were $12.7 million, compared to $4.0 million for the year ended December 31, 2019. The increase was primarily due to an increase in personnel costs and professional fees.

Net loss. Net loss for the year ended December 31, 2020 was $66.6 million, compared to $28.0 million for the year ended December 31, 2019.

Cash, cash equivalents, and investments. As of December 31, 2020, cash, cash equivalents, and investments were $129.9 million.

About AMT-101

AMT-101 is a novel GI-selective, oral fusion of hIL-10 and AMT’s proprietary carrier molecule, and is currently being developed in four Phase 2 clinical trials in inflammatory bowel diseases and rheumatoid arthritis. AMT-101 is designed to cross the intestinal epithelium barrier with limited entry into the bloodstream, thereby focusing hIL-10 at the primary site of inflammation for UC and potentially avoiding the side effects observed with systemic administration. By design, AMT-101 is actively transported through the IE barrier into the GI tissue, the primary site of inflammation in UC.

About AMT-126

AMT-126 is a novel GI-selective, oral fusion of hIL-22 and AMT’s proprietary carrier molecule currently in development for diseases related to intestinal epithelial (IE) barrier defects. IL-22 is a cytokine that repairs structural and functional defects of the IE barrier and induces microbial defense. AMT-126 is designed to act locally on the epithelial cells of the intestinal tissue, thereby repairing the IE barrier and supporting mucosal healing, potentially translating into clinically meaningful improvements in a broad range of GI-focused, peripheral inflammatory and other diseases

About Applied Molecular Transport Inc.

Applied Molecular Transport Inc. is a clinical-stage biopharmaceutical company leveraging its proprietary technology platform to design and develop a pipeline of novel oral biologic product candidates to treat autoimmune, inflammatory, metabolic, and other diseases. AMT’s proprietary technology platform allows it to exploit existing natural cellular trafficking pathways to facilitate the active transport of diverse therapeutic modalities across the intestinal epithelium (IE) barrier. Active transport is an efficient mechanism that uses the cell’s own machinery to transport materials across the IE barrier. AMT believes that its ability to exploit this mechanism is a key differentiator of its approach. AMT is developing additional oral biologic product candidates in patient-friendly oral forms that are designed to either target local gastrointestinal tissue or enter systemic circulation to precisely address the relevant biology of a disease.

AMT’s headquarters, internal GMP manufacturing and lab facilities are located in South San Francisco, CA. For additional information on AMT, please visit www.appliedmt.com.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements including statements relating to AMT’s plans, expectations, forecasts and future events. Such forward-looking statements include, but are not limited to, the potential of, and expectations regarding AMT’s technology platform, statements regarding AMT-101 including the progress of the Phase 2 clinical trials for AMT-101 and the timing of data readouts from such trials, statements regarding AMT-126 including the progress of the Phase 1a/b clinical trial for AMT-126 and the timing of data readouts from such trials, the potential of AMT-101 and AMT-126, AMT’s ability to leverage its technology to expand its pipeline, and statements regarding the potential for AMT’s products to treat certain medical conditions or diseases. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “intend,” “may,” “plan,” “potentially,” “will” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: the timing of the initiation, progress and potential results of our preclinical studies, clinical trials and our research programs; our ability to use and expand our technology platform to build a pipeline of product candidates; uncertainty of developing biologic therapeutics; our ability to advance product candidates into, and successfully complete, clinical trials; the timing or likelihood of regulatory filings and approvals; our estimates of the number of patients who suffer from the diseases we are targeting and the number of patients that may enroll in our clinical trials; the commercializing of our product candidates, if approved; our ability and the potential to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved; potential delays and disruption resulting from the COVID-19 pandemic; future strategic arrangements and/or collaborations and the potential benefits of such arrangements; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing and our ability to obtain additional capital; the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements; our ability to retain the continued service of our key personnel and to identify, hire and retain additional qualified personnel; the implementation of our strategic plans for our business and product candidates; the scope of protection we are able to establish and maintain for intellectual property rights, including our technology platform, product candidates and research programs; our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; the pricing, coverage and reimbursement of our product candidates, if approved; developments relating to our competitors and our industry, including competing product candidates and therapies; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in AMT’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2021, and AMT’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and AMT assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Applied Molecular Transport Inc.

Balance Sheets

(unaudited)

(in thousands, except share and per share amounts)

	As of December 31,
	2020	2019
Assets:
Current assets:
Cash and cash equivalents	$5,843	$12,727
Short-term investments	124,026	19,676
Prepaid expenses	1,311	532
Deferred offering costs	—	366
Other current assets	321	152
Total current assets	131,501	33,453
Property and equipment, net	8,447	4,091
Long-term investments	—	249
Restricted cash	108	108
Other assets	127	632
Total assets	$140,183	$38,533
Liabilities, convertible preferred stock and stockholders’ equity (deficit):
Current liabilities:
Accounts payable	$3,174	$2,666
Accrued expenses	4,173	1,315
Deferred rent, current	83	13
Capital lease obligations, current	232	42
Total current liabilities	7,662	4,036
Deferred rent	444	526
Capital lease obligations	404	58
Total liabilities	8,510	4,620
Commitments and contingencies (Note 6)
Series A convertible preferred stock, $0.0001 par value, 0 shares authorized, issued and outstanding as of December 31, 2020 and 5,157,213 shares authorized, issued and outstanding as of December 31, 2019; liquidation value of $0 and $33,000 as of December 31, 2020 and 2019, respectively	—	32,826
Series B convertible preferred stock, $0.0001 par value, 0 shares authorized, issued and outstanding as of December 31, 2020 and 3,992,919 shares authorized, issued and outstanding as of December 31, 2019; liquidation value of $0 and $31,025 as of December 31, 2020 and 2019, respectively	—	30,921
Series C convertible preferred stock, $0.0001 par value, 0 shares authorized, issued and outstanding as of December 31, 2020 and 4,816,160 shares authorized, issued and outstanding as of December 31, 2019; liquidation value of $0 and $41,949 as of December 31, 2020 and 2019, respectively	—	41,868
Stockholders’ equity (deficit):
Common stock, $0.0001 par value, 450,000,000 and 32,000,000 shares authorized as of December 31, 2020 and 2019, respectively; 35,121,360 and 7,360,738 shares issued and outstanding as of December 31, 2020 and 2019, respectively	4	1
Additional paid-in capital	271,000	1,078
Accumulated other comprehensive income	27	13
Accumulated deficit	(139,358)	(72,794)
Total stockholders’ equity (deficit)	131,673	(71,702)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$140,183	$38,533

Refer to the Company’s applicable filings with the SEC for additional disclosures including our Annual Report on Form 10-K for fiscal year 2020.

Applied Molecular Transport Inc.

Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2020	2019
Operating expenses:
Research and development	$53,936	$24,316
General and administrative	12,746	3,974
Total operating expenses	66,682	28,290
Loss from operations	(66,682)	(28,290)
Interest income, net	229	273
Other expense, net	(111)	(26)
Net loss	$(66,564)	$(28,043)
Net loss per share, basic and diluted	$(2.91)	$(3.81)
Weighted-average shares of common stock outstanding, basic and diluted	22,878,325	7,360,738
Comprehensive loss:
Net loss	$(66,564)	$(28,043)
Other comprehensive income (loss):
Net unrealized gains on investments	33	13
Amounts recognized for net realized gain included in net loss	(19)	—
Total comprehensive loss	$(66,550)	$(28,030)

Refer to the Company’s applicable filings with the SEC for additional disclosures including our Annual Report on Form 10-K for fiscal year 2020.

Investor Relations Contact:
Andrew Chang

Head, Investor Relations & Corporate Communications

achang@appliedmt.com

Media Contacts:

Alexandra Santos

Wheelhouse Life Science Advisors

asantos@wheelhouselsa.com

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com